Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue	$117,513	$135,138	$337,128	$408,116
Cost of operations	53,295	49,097	161,009	148,698
Sales and marketing	33,136	29,597	95,061	94,161
General and administrative	23,083	22,787	73,851	67,614
Depreciation and amortization	6,508	6,781	20,151	19,929
Interest income	19	21	64	88
Interest expense	5,832	5,862	17,500	14,836
(Loss) gain on investments	—	(1,150)	8,074	14,679
Other expense	—	—	2,297	53

(Loss) income from continuing operations before income tax (benefit) provision	(4,322)	19,885	(24,603)	77,592
Income tax (benefit) provision	(1,202)	8,645	(7,604)	32,606

(Loss) income from continuing operations	(3,120)	11,240	(16,999)	44,986
Income from discontinued operations, net of tax	2,235	2,994	2,743	10,388

Net (loss) income	$(885)	$14,234	$(14,256)	$55,374

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.06)	$0.19	$(0.33)	$0.77
Income from discontinued operations	0.04	0.06	0.05	0.18

Net (loss) income	$(0.02)	$0.25	$(0.28)	$0.95

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.06)	$0.19	$(0.33)	$0.75
Income from discontinued operations	0.04	0.05	0.05	0.17

Net (loss) income	$(0.02)	$0.24	$(0.28)	$0.92

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	49,021	57,461	51,468	57,913

Diluted	49,021	58,698	51,468	59,882

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue
Public portal advertising and sponsorship	$97,562	$115,033	$279,082	$346,504
Private portal services	19,951	20,105	58,046	61,612

	$117,513	$135,138	$337,128	$408,116

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$17,611	$43,465	$43,100	$126,612

Interest, taxes, non-cash and other items (b)
Interest income	19	21	64	88
Interest expense	(5,832)	(5,862)	(17,500)	(14,836)
Income tax benefit (provision)	1,202	(8,645)	7,604	(32,606)
Depreciation and amortization	(6,508)	(6,781)	(20,151)	(19,929)
Non-cash stock-based compensation	(9,612)	(9,808)	(35,893)	(28,969)
(Loss) gain on investments	—	(1,150)	8,074	14,679
Other expense	—	—	(2,297)	(53)

(Loss) income from continuing operations	(3,120)	11,240	(16,999)	44,986
Income from discontinued operations, net of tax	2,235	2,994	2,743	10,388

Net (loss) income	$(885)	$14,234	$(14,256)	$55,374

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net (loss) income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$969,396	$1,121,217
Accounts receivable, net	95,010	121,335
Prepaid expenses and other current assets	18,521	12,690
Deferred tax assets	21,697	20,482

Total current assets	1,104,624	1,275,724

Property and equipment, net	68,921	57,139
Goodwill	202,104	202,104
Intangible assets, net	18,029	19,999
Deferred tax assets	51,365	55,017
Other assets	27,770	31,042

Total Assets	$1,472,813	$1,641,025

Liabilities and Stockholders’ Equity
Accrued expenses	$54,120	$55,238
Deferred revenue	83,538	88,055
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	139,164	144,799

2.25% convertible notes due 2016	400,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	23,358	21,790

Stockholders’ equity	510,291	674,436

Total Liabilities and Stockholders’ Equity	$1,472,813	$1,641,025

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(14,256)	$55,374
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(2,743)	(10,388)
Depreciation and amortization	20,151	19,929
Non-cash interest, net	3,244	2,702
Non-cash stock-based compensation	35,893	28,969
Deferred income taxes	(7,702)	5,378
Gain on investments	(8,074)	(14,679)
Changes in operating assets and liabilities:
Accounts receivable	26,325	16,510
Prepaid expenses and other, net	(2,529)	1,238
Accrued expenses and other long-term liabilities	(1,760)	(176)
Deferred revenue	(4,517)	(6,370)

Net cash provided by continuing operations	44,032	98,487
Net cash provided by (used in) discontinued operations	759	(136)

Net cash provided by operating activities	44,791	98,351

Cash flows from investing activities:
Proceeds received from ARS option	9,269	16,561
Purchases of property and equipment	(29,039)	(16,061)

Net cash (used in) provided by investing activities	(19,770)	500

Cash flows from financing activities:
Proceeds from exercise of stock options	827	26,435
Cash used for withholding taxes due on stock-based awards	(2,332)	(6,730)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	—	774,745
Purchases of treasury stock	(175,638)	(217,427)
Excess tax benefit on stock-based awards	301	24,911

Net cash (used in) provided by financing activities	(176,842)	601,934

Net (decrease) increase in cash and cash equivalents	(151,821)	700,785
Cash and cash equivalents at beginning of period	1,121,217	400,501

Cash and cash equivalents at end of period	$969,396	$1,101,286